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                                                                   EXHIBIT 23.14

            [LETTERHEAD OF GANIM, MEDER, CHILDERS & HOERING, P.C.]

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of Quanta Services, Inc., of our report dated September 15, 1998, on the financial statements of Tom Allen Construction Company for the year ended April 30, 1998 included in Quanta Services, Inc.'s Form 8-K dated June 17, 1999 and to all references to our Firm included in this registration statement.


/s/ Ganim, Meder, Childers & Hoering, P.C.
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GANIM, MEDER, CHILDERS & HOERING, P.C.

Bellerville, Illinois
November 12, 1999